MANAGEMENT SERVICES AGREEMENT

THIS AGREEMENT is made and entered into April 6, 2012 by and between BLACK DIAMOND FINANCIAL GROUP, LLC, a limited liability company (“BDFG”), and EASTERN RESOURCES, INC, a Delaware corporation (“ESRI” or the “Company”).

RECITALS

WHEREAS, ESRI has requested BDFG provide (i) management, financial and accounting services and (ii) certain office space.

WHEREAS, ESRI has requested BDFG and certain of its principals to serve as executives of the Company; and

WHEREAS, BDFG is willing to perform such services on the terms and conditions specified herein,

NOW, THEREFORE in consideration of the foregoing and the mutual terms and provisions contained in this Agreement, the parties hereto agree as follows:

1.           Engagement.

The Company hereby engages BDFG and certain of its principals to serve as various Senior Executives and provide Management, Financial and Accounting Services. BDFG shall also provide office space, utilities, and telecommunications services to ESRI at no cost. BDFG accepts the engagement on the basis specified herein.

2.           Term.

(a)          The initial term of this Agreement (“Initial Term”) shall commence on the date hereof and end on April _____, 2015, unless sooner terminated in accordance with Section 2(b) below. Thereafter, this Agreement shall be extended for successive one year terms (each a “Renewal Term” and, together with the Initial Term, the “Term”), unless either party provides written notice to the other party at least thirty (30) days prior to the end of the then-current Term of its election to terminate this Agreement.

(b)          Neither party (“Non-Breaching Party”) may terminate this Agreement prior to the end of the then-current Term unless the other party (“Breaching Party”) commits a material breach of this Agreement, the Non-Breaching Party provides the Breaching Party detailed, written notice of the material breach, and: (i) the material breach remains uncured thirty (30) days after the Breaching Party receives the written notice; or (ii) if the material breach is not capable of being cured within thirty (30) days, if the Breaching Party fails to commence efforts to cure the material breach within such thirty (30) day period or fails to diligently continue such efforts to completion.

(c)          Notwithstanding Section 2(b) above, Company may terminate this Agreement for its convenience prior to the end of the then-current Term; provided, however, that if Company elects to terminate this Agreement for its convenience, the Company shall pay to BDFG on the termination date an amount equal to $15,000 multiplied by the number of months (including the month of termination) remaining in the then-current Term.

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3.           Services.

(a)          In consideration for the performance by the Company of its obligations and the other agreements of the Company hereunder, BDFG agrees to perform the services specified in this Section 3 (collectively, the “Services”).

(b)          The Services shall consist of normal financial advisory services to be rendered to a start-up company in need of a broad array of financial advice, as well as certain specific services, including without limitation the following:

(i)          providing access to certain of BDFG’s principals, for the purpose of furnishing leadership and advisory services to the Company in such manner and capacity as the Company and BDFG mutually determine.

(ii)         assisting the Company in the development and maintenance of its financial plan, including budgeting, financial management and planning, resource allocation, accounting, reporting and other similar matters.

(iii)        assisting the Company in the development, structuring and implementation of its capital access strategies, including without limitation all bank and  third party financings, which involve the raising of capital for the Company, whether equity, debt, convertible securities or otherwise.

(c)          BDFG agrees to keep confidential all information received by it from the Company during the Term which is either identified by the Company or which may otherwise reasonably be considered proprietary or confidential in nature, except to the extent (i) such information is disclosed by BDFG in the performance of Services at the request or with the consent of the Company; (ii) such information is in the public domain or is otherwise disclosed by or on behalf of someone other than BDFG (other than as a result of a breach of this Agreement by BDFG or its directors, managers, officers, employees and agents); or (iii) BDFG is otherwise required to disclose such information by a court or administrative agency of appropriate jurisdiction.

(d)          BDFG shall in the performance of this Agreement comply with all applicable laws, rules, regulations and orders.

4.           Office Space.

During the Term, BDFG shall provide sufficient office space, utilities and telecommunications services to ESRI executives at BDFG’s facility on 1610 Wynkoop Street, Suite 400, Denver, Colorado 80202 at no cost.

5.           Representations and Warranties of the Company.

(a)          The Company represents and warrants that it has the full power and authority to execute, deliver and perform this Agreement, that its execution, delivery and performance has been duly authorized by all necessary action and that this Agreement is the valid and binding agreement of the Company, enforceable against it in accordance with its terms.

(b)          All representations, warranties and other information provided by the Company to BDFG hereunder, shall be true and correct as of the date given or made in all material respects and shall not contain any untrue fact or fail to state a material fact required to be given or stated therein or necessary to make the information so given or stated not misleading

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6.           Agreements of the Company.

(a)          The Company agrees to provide BDFG and its authorized representatives with full access at all reasonable times and upon reasonable prior notice to the Company’s books and accounts, records, personnel, facilities, properties and assets so as to enable BDFG to gain the knowledge regarding the Company necessary for the performance of Services.

(b)          Upon the reasonable request of BDFG, the Company will provide it with all such information, data, compilations, summaries, descriptions and other materials that BDFG deems reasonable and appropriate in connection with the performance of Services.

(c)          The Company agrees to provide BDFG with reasonable prior notice of, and the right to attend, all meetings of its shareholders and board of directors.

(d)          The Company agrees to indemnify and hold BDFG, its directors, managers, officers, employees and agents and each person, if any, who controls BDFG harmless from and against any and all claims, losses, liabilities, damages, demand suits, judgments, or causes of action, which may result from or grow or arise in any manner out of the services performed pursuant to this Agreement, other than those caused by the gross negligence, dishonesty or fraud by any such person.

7.           Compensation.

(a)          In consideration of the agreement of BDFG to perform Services hereunder, the Company covenants and agrees to pay BDFG a financial advisory retainer fee equal to $15,000 a month and payable on the 1th day of each month. If, in any month, BDFG renders Services in excess of 125 hours, BDFG shall be entitled to further compensation at a rate equal to $200 per each additional hours of Services rendered in the applicable month. The Company shall be entitled to a reasonable accounting by BDFG for the Services rendered each month, but BDFG shall be entitled to its monthly retainer fee regardless of the number of hours rendered by it during the particular month.

(b)          In addition to the fee payable pursuant to (a) above, ESRI will issue certain principals and employees of BDFG options under the Company’s 2012 Equity Incentive Plan to purchase an aggregate of 100,000 shares of ESRI common stock to employees of BDFG as designated by BDFG.

(c)          In addition to the foregoing, the Company agrees to pay or reimburse BDFG, its principals or employees promptly upon invoice for its reasonable expenses paid or incurred by it in the performance of Services.

8.           Entire Agreement and Amendments.

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and replaces, cancels and supercedes (i) any prior agreements of the parties and (ii) that certain Financial Advisory Agreement dated as of November 1, 2010, as amended as of January 12, 2011, by and between BDFG and Elkhorn Goldfields LLC. This Agreement shall not be changed, altered, modified or amended, except by a written agreement signed by both parties hereto. No amendment, supplement, waiver or modification to this Agreement shall be effective unless it is in writing and signed by the Company and BDFG.

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9.           Notices.

All notices, requests and demands to or upon the respective parties hereto shall be effective and shall be deemed to have been duly given or made, unless otherwise expressly provided herein, when deposited in the mail, postage prepaid, or when made by hand delivery or recognized commercial overnight delivery service and addressed:

If to ESRI:	Eastern Resources Inc.
1610 Wynkoop Street, #400
Denver, CO 80202
Attention: Robert Trenaman

If to BDFG:	Black Diamond Financial Group LLC
1610 Wynkoop Street, #400
Denver, CO 80202
Attention: Patrick Imeson

with a copy to:	Steve Levine
Messner & Reeves
1430 Wynkoop Street, Suite 300
Denver, CO 80202

Addresses to which notices shall be sent may be changed by providing each party with notice of the change in address in the method provided above.

9.           Survival of Representation and Warranties.

All representations and warranties made by the Company in this Agreement and in any statement delivered pursuant hereto shall survive the execution and delivery of this Agreement.

10.         Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any right or obligation hereunder may be assigned by BDFG, without the consent of the Company. The Company may assign this Agreement and its right and obligations hereunder, in whole or in part, to any parent or affiliate that expressly assumes and agrees to perform this Agreement in the same manner and to the same extent that the Company would have been required to in the absence of such assignment.

11.         Counterparts.

This Agreement may be executed by the parties to this Agreement on any number of separate counterparts; and all of the counterparts taken together shall be deemed to constitute one and the same instrument. Additionally, a facsimile counterpart of this Agreement shall have the same effect as an originally executed counterpart.

12.         Governing Law.

This Agreement, and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Colorado (without reference to the choice of law provisions of state law) except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

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13.         Severability.

If any section, clause or provision of this Agreement is ruled invalid or unenforceable by a court of competent jurisdiction, the invalidity or unenforceability thereof shall not affect any of the remaining sections, clauses or provisions hereof or thereof, and this Agreement shall continue in full force and effect as if such invalid or unenforceable provision had not been contained therein.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Management Services Agreement to be duly executed and delivered as of the date and year specified above.

EASTERN RESOURCES, INC.

By:	/s/ Robert Trenaman
Name: Robert Trenaman,
Title: Chief Operating Officer

BLACK DIAMOND FINANCIAL GROUP LLC

By:	/s/ Patrick Imeson
Name: Patrick Imeson
Title: Managing Director

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